Exhibit 4.53

CanWest (U.S.) Inc.

3815668 Canada Inc.

Dealer Manager Agreement

New York, New York

October 7, 2004

Citigroup Global Markets Inc.,

    as Dealer Manager

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

CanWest (U.S.) Inc., a Delaware corporation (“CanWest U.S.”), plans to make an offer and consent solicitation (such offer and consent solicitation as described in the Offering Memorandum (as defined below), the “Exchange Offer”), to exchange 8% Senior Subordinated Notes due 2014 (the “New Notes”) to be issued by 3815668 Canada Inc., a corporation incorporated under the federal laws of Canada (“Holdco” and, together with CanWest U.S., the “Company”), for any and all of the outstanding 12 1/8 % Senior Notes due 2010 (the “Trust Notes”) issued by Hollinger Participation Trust (the “Trust”), on the terms and subject to the conditions set forth in the Offering Memorandum. In the Exchange Offer, CanWest U.S. is offering to exchange US$1,200 principal amount of New Notes (the “Total Exchange Price”) for each US$1,000 principal amount of Trust Notes accepted for exchange. The New Notes will be unsecured senior subordinated obligations initially issued by Holdco (currently the parent of CanWest Media Inc.). On the Exchange Date (as defined below), immediately after the issuance of the New Notes, Holdco will be amalgamated with the existing CanWest Media Inc. to form a new company (the “Amalgamation”), which will also be named CanWest Media Inc., and will become the obligor under the New Notes as a result of the Amalgamation.

Concurrently with making the offers to exchange described in the preceding paragraph, CanWest U.S. plans to solicit (as described in the Offering Memorandum, as amended or supplemented, the “Consent Solicitation”) from the holders of Trust Notes (i) consents to amend (the “Proposed Trust Amendments”) the Trust Agreement (as defined below) and (ii) instructions (the “Proposed Instructions”) to The Bank of Nova Scotia Trust Company of New York, as trustee, including instructions to consent to certain amendments (the “Proposed Indenture Amendments”) to the indenture (the “Old Notes Indenture”) governing the Fixed Rate Subordinated Debentures due 2010 (the “Old Notes”) of Holdco, as described under the heading “The Proposed Amendments and Instructions” in the Offering Memorandum. The Proposed Trust Amendments, the Proposed Instructions and the Proposed Indenture Amendments are collectively referred to as the “Proposed Amendments and Instructions.” The consents to the Proposed Amendments and Instructions are collectively referred to as the “Consents.” Subject to the terms and conditions set forth in the Offering Memorandum, Consents from holders of a majority in aggregate principal amount outstanding of Trust Notes must be received in order to effect the Proposed Trust Amendments, and instructions from holders of at least 66 2/3% in aggregate principal amount outstanding of Trust Notes must be received in order to effect the Proposed Indenture Amendments. The terms of the Proposed Trust Amendments and the Proposed Indenture Amendments provide that, assuming that the required consents have been obtained, the Proposed Indenture Amendments and the Proposed Trust Amendments will become effective upon the acceptance of Trust Notes tendered in the Exchange Offer, but that their effect will be retroactively revoked unless the New Notes are delivered on the Exchange Date. The Total Exchange Price includes an early tender payment (the “Early Tender Payment”) of US$30 principal amount of New Notes for each US$1,000 principal amount of Trust Notes tendered in the Exchange Offer payable only to those holders of Trust Notes that tender on or prior to 5:00 p.m., New York City time, on October 29, 2004 (as such date and time may be extended, the “Early Tender Payment Deadline”), on the terms and subject to the conditions set forth in the Offering Documents. Holders of Trust Notes that tender their Trust Notes after the Early Tender Payment Deadline will receive, with respect to each US$1,000 principal amount of Trust Notes tendered in the Exchange Offer, New Notes in a principal amount equal to the Total Exchange Price less the Early Tender Payment.

The Trust Notes were issued pursuant to an amended and restated trust agreement dated as of August 24, 2001 (as amended, the “Trust Agreement”), between Hollinger International Inc. and First Union Trust Company, National Association, as trustee. The New Notes are to be issued under an indenture (the “Indenture”) to be entered into by Holdco, the guarantors party thereto (the “Guarantors”) and The Bank of New York (the “Note Trustee”) to be dated the date of the closing of the Exchange Offer without registration under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act”) in reliance upon exemptions from the registration requirements thereunder. The New Notes will have the benefit of a registration rights agreement (the “Registration Rights Agreement”) among Holdco, the Guarantors and the Dealer Manager (as defined below), pursuant to which Holdco will agree to register the New Notes with the Commission under the Securities Act, subject to the terms and conditions therein specified. The Guarantors will grant guarantees (the “Guarantees”) with respect to Holdco’s obligations under the New Notes, and effective upon the Amalgamation, the New Notes will be unconditionally guaranteed on a senior subordinated unsecured basis by substantially all present and future restricted subsidiaries of CanWest Media Inc.

In connection with the Exchange Offer, the Company has prepared a letter of inquiry dated October 7, 2004 (the “Letter of Inquiry”) and an offering memorandum and consent solicitation statement dated October 7, 2004 (including any and all exhibits thereto and any information incorporated by reference therein as of the date on which such document is first distributed to holders of Trust Notes (the “Commencement Date”), the “Offering Memorandum”) and a related letter of transmittal and consent (the “Letter of Transmittal” and, together with the Offering Memorandum, the “Offering Documents”). The Letter of Inquiry and Offering Documents set forth certain information concerning the Company, the New Notes, the Trust Notes and the Exchange Offer. The Company hereby confirms that it has authorized the use of the Letter of Inquiry and Offering Documents and any amendments or supplements thereto in connection with the Exchange Offer. Unless stated to the contrary, references herein to the Offering Documents are to the Offering Documents at the Commencement Date, and are

not meant to include any information incorporated by reference therein subsequent to the Commencement Date, and any references herein to the terms “amend,” “amendment” or “supplement” with respect to any of the Offering Documents shall be deemed to refer to and include any information (1) filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) subsequent to the execution of this Agreement that is incorporated by reference therein or (2) contained in an amendment or supplement to such Offering Document, including any press release that refers to the Offering Memorandum, prepared subsequent to the Commencement Date by the Company, and to which the Dealer Manager has provided its prior written consent in accordance with the provisions of Section 5(b) hereunder.

1. Appointment as Dealer Manager.

(a) The Company agrees that Citigroup Global Markets Inc. will act as the exclusive dealer manager for the Exchange Offer (in such capacity, the “Dealer Manager”) in accordance with the Dealer Manager’s customary practices, including without limitation by soliciting tenders pursuant to the Exchange Offer, soliciting Consents pursuant to the Consent Solicitation and assisting in the distribution of the Offering Documents.

(b) The Dealer Manager agrees that all actions taken by it as Dealer Manager have complied and will comply in all material respects with all applicable laws, regulations and rules of the U.S. and Canada, including, without limitation, the applicable rules and regulations of the registered national securities exchanges of which the Dealer Manager is a member and of the National Association of Securities Dealers, Inc.

(c) The Dealer Manager, in its sole discretion, may continue to own or dispose of, in any manner it may elect, any Trust Notes it may beneficially own at the date hereof or hereafter acquire, in any such case subject to applicable law. The Dealer Manager has no obligation to the Company, pursuant to this Agreement or otherwise, to tender or refrain from tendering Trust Notes beneficially owned by it in any Exchange Offer (or to deliver Consents in the Consent Solicitation). The Dealer Manager acknowledges and agrees that if the Exchange Offer is not consummated for any reason, the Company shall have no obligation, pursuant to this Agreement or otherwise, to acquire any Trust Notes from the Dealer Manager or otherwise to hold the Dealer Manager harmless with respect to any losses it may incur in connection with the resale to any third parties of any Trust Notes.

(d) The Company agrees that it will not file, use or publish any material in connection with the Exchange Offer, use the name Citigroup Global Markets Inc. or refer to Citigroup Global Markets Inc. or Citigroup Global Markets Inc.’s relationship with the Company, without prior written consent of the Dealer Manager to the form of such use or reference. There shall be no fee for any such permitted use or reference other than as set forth herein.

2. Compensation. The Company shall pay to Citigroup Global Markets Inc. in respect of its services as Dealer Manager the fee set forth in Exhibit A hereto (the “Fee”). The Company shall also promptly reimburse Citigroup Global Markets Inc., without regard to consummation of the Exchange Offer, for its reasonable out-of-pocket expenses in preparing for and performing Citigroup Global Markets Inc.’s functions as Dealer Manager, including the reasonable fees, costs and out-of-pocket expenses of its counsel for their representation of Citigroup Global Markets Inc. in connection therewith.

3. Representations and Warranties. The Company represents and warrants to and agrees with the Dealer Manager as set forth below in this Section 3:

(a) At the Commencement Date and at all times from the final date on which withdrawal rights with respect to tenders of Trust Notes terminate (the “Withdrawal Rights Termination Date”) up to and including each date on which the New Notes are issued in connection with the Exchange Offer (the “Exchange Date”), the Letter of Inquiry and the Offering Documents as amended or supplemented at such time (i) complied and will comply in all material respects with all applicable requirements of the laws of those jurisdictions in which solicitations of tenders and consents are or will be made in the Exchange Offer pursuant to this Agreement and (ii) did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) None of the Company, its affiliates, as defined in Rule 501(b) of Regulation D under the Securities Act (“Affiliates”), or any person acting on its or their behalf has (i) directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the New Notes under the Securities Act or the filing of a prospectus under all applicable securities laws, regulations, rules, policies and instruments of the Canadian province in which the Exchange Offer is made (the “Canadian Securities Laws”); or (ii) engaged in any directed selling efforts (within the meaning of Regulation S under the Securities Act) with respect to the New Notes; and each of the Company, its Affiliates and each person acting on its or their behalf has complied with the offering restrictions requirement of Regulation S under the Securities Act.

(c) None of the Company, its Affiliates or any person acting on its or their behalf has engaged, in connection with the offering of the New Notes, (i) in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), (ii) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (iii) in any advertisement of the distribution of the New Notes in printed or electronic media of general and regular circulation, radio or television in any Province of Canada (the “Canadian Provinces”).

(d) The New Notes satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

(e) CanWest Media Inc. is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(f) The Company has not paid or agreed to pay to any person any compensation for (i) soliciting another to purchase any of its securities or (ii) the solicitation of tenders or Consents by holders of Trust Notes pursuant to the Exchange Offer (except as contemplated by this Agreement).

(g) None of the Company or any of its subsidiaries set forth in Exhibit B hereto (the “Subsidiaries”) or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in stabilization or manipulation of the price of any of its securities.

(h) In connection with each sale pursuant to Section 4(b)(i)(A), the Company has taken or will take reasonable steps to ensure that the purchaser is aware that such sale is being made in reliance on Rule 144A.

(i) Holdco is not and, after giving effect to the offering and issuance of the New Notes and the other transactions contemplated to occur in connection therewith (all as described in the Offering Memorandum), will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, without taking account any exemption arising out of the number of holders of the Company’s securities.

(j) The Company is not and does not expect to become a “passive foreign investment company” as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(k) Each of the Company and the Subsidiaries has been duly incorporated and is validly existing and all filings required under applicable corporate law have been made as a corporation or other entity under the laws of its jurisdiction of organization, with the corporate power and authority to own, lease and operate its properties and conduct its business as now conducted as described in the Offering Memorandum, and is duly qualified to do business as a foreign or extra-provincial entity and all filings required under applicable corporate law have been made in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to make such filing or to be so qualified would not, individually or in the aggregate, have any effect that is materially adverse to the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l) All the outstanding shares of capital stock or other equity interests of CanWest U.S. and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock or equity interests of each Subsidiary of the Company are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, other than in favor of the lenders under senior secured credit facilities effective as of November 7, 2000 by and among CanWest Media Inc., as borrower, CanWest Global Communications Corp., as guarantor, Canadian Imperial Bank of Commerce, as co-lead arranger, joint book runner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint book runner and administrative agent, Bank of America Canada, as arranger and documentation agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements or documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding restricted subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the indebtedness under such agreement and related documents or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders (the “Credit Facility”).

(m) The New Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to holders of the Trust Notes who tender Trust Notes in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of Holdco, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability; as of the Exchange Date, the Guarantees will be duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to holders of the Trust Notes who tender Trust Notes in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Guarantors, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(n) As of the Exchange Date, the Indenture will be duly authorized, and assuming due authorization, execution and delivery thereof by the Note Trustee, when executed and delivered by Holdco and each of the Guarantors, will be a valid and binding agreement of Holdco and each of the Guarantors, enforceable against Holdco and each of the Guarantors in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o) The Registration Rights Agreement has been duly authorized, and when executed and delivered by Holdco and each of the Guarantors, will be a valid and binding agreement of Holdco and each of the Guarantors, enforceable against Holdco and each of the Guarantors in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability; provided that no representation is made with respect to Section 7 thereof.

(p) This Agreement has been duly authorized, executed and delivered by the Company.

(q) The statements in the Offering Memorandum under the heading “Certain Tax Considerations” fairly summarize the matters therein described; the statements under the headings “Description of the New Notes,” “Description of the Trust and the Trust Notes,” “The Proposed Amendments and Instructions,” and “Comparison of the Trust Notes and the New Notes” fairly summarize the material terms of the Indenture, the New Notes, the Guarantees, the Trust Notes and the Trust Agreement (assuming the Exchange Offer is consummated in accordance with its terms).

(r) No consent, approval, authorization, license, qualification, exemption, filing with or order of any court or governmental agency or body or third party is required in connection with the transactions contemplated in this Agreement, the Indenture, the Registration Rights Agreement, the New Notes, the Guarantees, the supplement to the Trust Agreement, the Consent or the Offering Documents, or in connection with the conduct and consummation of the Exchange Offer or the solicitation of Consents in the Consent Solicitation, except (i) such as may be required under state securities or “Blue Sky” laws or the laws of any jurisdiction outside the U.S. or Canada in connection with the issuance of the New Notes in the manner contemplated herein and in the Offering Memorandum and the Registration Rights Agreement, (ii) in the case of the Registration Rights Agreement, such as will be obtained under the Securities Act and the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Trust Indenture Act”), (iii) such as may be required under the Credit Facility and (iv) such as will be obtained pursuant to the exemption application filed under the Canada Business Corporations Act seeking relief for the provisions relating to trust indentures.

(s) The Company has not received from the Commission or any Canadian securities commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission or any Canadian securities commission pursuant to the Exchange Act or Canadian Securities Laws and incorporated by reference into the Offering Memorandum, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission or any Canadian securities commission, or (ii) in respect of which the Company has agreed with the staff of the Commission or any Canadian securities commission to make a prospective change in future reports filed by it with the Commission or any Canadian securities commission pursuant to the Exchange Act or Canadian Securities Laws, of which agreement the Dealer Manager and its counsel have been made aware.

(t) None of the execution and delivery of the Indenture, the supplement to the Trust Agreement, the Registration Rights Agreement, the New Notes, the Guarantees or this Agreement, the conduct and consummation of the Exchange Offer, the consummation of any other transactions relating to the Exchange Offer as contemplated herein or in the Offering Memorandum, or the fulfillment of the terms hereof, or the performance of the Indenture, the Registration Rights Agreement, the New Notes, the

Guarantees or the supplement to the Trust Agreement, will (i) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (A) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which the Company or any of the Guarantors is a party or which the Company or any of the Guarantors is subject and that would materially impair the ability of the Company, the Guarantors or the Dealer Manager to consummate the transactions contemplated hereby, (B) the articles of incorporation, certificate of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (C) (assuming compliance with applicable state securities or “Blue Sky” laws and assuming all representations made by the Dealer Manager in Section 4 hereof are true and correct) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (ii) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries except as expressly contemplated by the Indenture or the Registration Rights Agreement.

(u) The consolidated historical financial statements of Holdco and its consolidated subsidiaries in the Offering Memorandum (together, the “Financial Statements”) present fairly the financial condition, results of operations and cash flows of Holdco as of the dates and for the periods indicated and have been prepared in conformity with Canadian generally accepted accounting principles (“Canadian GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein), or in the case of the audited consolidated financial statements of the TEN Group Pty. Limited and controlled entities, in accordance with Australian generally accepted accounting principles, applied on a consistent basis and have been reconciled with U.S. generally accepted accounting principles applied on a consistent basis. The summary and selected financial data included in the Offering Memorandum present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and interim unaudited financial statements included therein, except as otherwise stated therein

(v) PricewaterhouseCoopers LLP (the “Holdco Auditors”), which has certified certain financial statements of Holdco and its consolidated subsidiaries and delivered its report with respect to the audited financial statements of Holdco in the Offering Memorandum, are independent public accountants with respect to Holdco within the meaning of the Securities Act and are objective within the meaning of such term in the handbook of the Canadian Institute of Chartered Accountants.

(w) Except as described in the Offering Memorandum, there is not pending or, to the knowledge of the Company or any of the Subsidiaries, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise (including under any Environmental Law), to which any of the Company or any of the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the

Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

(x) Each of the Company and the Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(y) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z) None of the Company or any of the Subsidiaries is (i) in violation of its articles of incorporation, certificate of incorporation or bylaws, as the case may be (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation (including Environmental Laws) applicable to it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach or default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in the Indenture, the Registration Rights Agreement, the New Notes, the Guarantees or this Agreement, or any other material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which breach or default would, individually or in the aggregate, have a Material Adverse Effect.

(aa) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale by the Company of the New Notes, the solicitation or acceptance of Consents or tenders with respect to the Trust Notes or the entering into of the supplement to the Trust Agreement.

(bb) Each of the Company and the Subsidiaries has filed all necessary federal, state, provincial, territorial and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon, and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with Canadian generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(cc) No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or to the knowledge of the Company is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or their respective principal suppliers, contractors or customers, except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(dd) The Company and each of the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate national, local or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(ee) Except as disclosed in the Offering Memorandum and except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action relating to any Hazardous Materials and (ii) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by the Company or any Subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law.

For purposes of this Agreement, the following terms shall have the following meanings: “Environmental Law” means any federal, state, provincial, local or municipal or foreign statute, law, rule, regulation, ordinance, code or rule of civil or common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Company or the Subsidiaries, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources (including, without limitation, flora and fauna), health or safety including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, substances and constituents, petroleum or petroleum products subject to regulation or which can give rise to liability under Environmental Laws (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

(ff) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and the Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with

Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Offering Memorandum (exclusive of any amendment or supplement thereto).

(gg) Except as set forth in the Offering Memorandum, the Company and each of the Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Offering Memorandum as being owned by it. All leases to which the Company or any of the Subsidiaries is a party are valid and binding and no default by the Company or any such Subsidiary, or, to the best of the Company’s knowledge, by any other party to any such leases, has occurred or is continuing thereunder, which could result in any material adverse change in the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, and the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

Any certificate signed by any officer of the Company and delivered to the Dealer Manager or counsel for the Dealer Manager in connection with the Exchange Offer shall be deemed a representation and warranty by the Company as to matters covered thereby to the Dealer Manager.

4. Offering by the Dealer Manager. (a) The Dealer Manager acknowledges that the New Notes (i) have not been and will not be registered under the Securities Act and may not be offered or sold within the U.S. or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and (ii) may only be offered or sold in Canada pursuant to exemption from the prospectus requirements of the Canadian Securities Laws.

(b) The Dealer Manager represents and warrants to and agrees with the Company that:

(i) it has not solicited and it will not solicit tenders of Trust Notes within the U.S. or from, or for the account or benefit of, U.S. persons (x) as part of its distribution at any time or (y) otherwise until 40 days after the delivery of the New Notes pursuant to the Exchange Offer, except:

(A) from those in respect of which Global Bondholder Services Corporation (the “Information Agent”) has informed the Dealer Manager that the Information Agent has received a certification, in the form attached to the Letter of Inquiry, that such persons are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act); or

(B) in accordance with Rule 903 of Regulation S under the Securities Act;

(ii) it has not solicited and it will not solicit tenders for Trust Notes for New Notes within the Canadian Provinces or from, or for the account or benefit of, a resident of Canada, except from those in respect of which the Information Agent has informed the Dealer Manager that the Information Agent has received a certification including all required representations and warranties in the form attached to the Letter of Inquiry, that such persons are “accredited investors” or “sophisticated purchasers” (as defined under applicable Canadian Securities Laws).

(iii) neither it nor any person acting on its behalf has solicited tenders or will solicit tenders of Trust Notes in the U.S. by means of any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act);

(iv) neither it nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the New Notes;

(v) it has not entered and will not enter into any contractual arrangement with any distributor (as that term is defined by Regulation S under the Securities Act) with respect to the distribution of the New Notes, except with its Affiliates or with the prior written consent of the Company;

(vi) it and its Affiliates have complied and will comply with the offering restrictions requirement of Regulation S under the Securities Act; and

(vii) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act).

5. Agreements. The Company agrees with the Dealer Manager that:

(a) The Company will furnish to the Dealer Manager and to counsel for the Dealer Manager, without charge, during the period beginning on the Commencement Date and continuing to and including the Exchange Date, copies of the Offering Documents and any amendments and supplements thereto in such quantities as the Dealer Manager may reasonably request.

(b) The Company will not amend or supplement the Offering Documents, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior written consent (which may be by e-mail) of the Dealer Manager (which consent shall not be unreasonably withheld); provided, however, that prior to the Exchange Date, the Company will not file any document under the Exchange Act that is incorporated by reference in the Offering Documents unless, prior to such proposed filing, the Company has furnished the Dealer Manager a copy of such document for review and the Dealer Manager has not reasonably objected to the filing of such document. The Company will promptly advise the Dealer Manager when any document filed under the Exchange Act that is incorporated by reference in the Offering Documents shall have been filed with the Commission.

(c) If, at any time prior to the Exchange Date, any event occurs as a result of which it is necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Offering Memorandum, in order to make such Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a holder of Trust Notes or if for any other reason it shall be necessary to amend or supplement the Offering Memorandum in order to comply with applicable laws, rules or regulations, the Company shall (subject to Section 5(b)) (i) notify the Dealer Manager of any such event or non-compliance at which time the Dealer Manager shall be entitled to cease soliciting tenders until such time as the Company has complied with clause (ii) of this sentence; (ii) forthwith amend or supplement such Offering Memorandum at its own expense so that, as so amended or supplemented, such Offering Memorandum will not include an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a holder of Trust Notes, not misleading and will comply with all applicable laws, rules or regulations; and (iii) supply any such amendment or supplement to the Dealer Manager and counsel for the Dealer Manager without charge in such quantities as the Dealer Manager may reasonably request. The Company will also promptly inform the Dealer Manager of any litigation or administrative action with respect to the Exchange Offer.

(d) The Company will arrange, if necessary, for the qualification of the New Notes for offer or sale by the Dealer Manager under the laws of such jurisdictions as the Dealer Manager may designate and will maintain such qualifications in effect so long as required for such offer or sale; provided that in no event shall the Company or any Guarantor be required to file a prospectus in Canada in respect of the New Notes; provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the New Notes, in any jurisdiction in which it is not now so subject, or to take any other action that would subject it to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject. The Company will promptly advise the Dealer Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the New Notes under the Securities Act.

(f) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the New Notes in the U.S..

(g) So long as any of the New Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, Holdco will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(h) None of the Company, any of its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts with respect to the New Notes; and each of them will comply with the offering restrictions requirement of Regulation S under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

(i) The Company will cooperate with the Dealer Manager and use its best efforts to permit the New Notes to be eligible for clearance and settlement through The Depository Trust Company.

(j) The Company will not for a period of 90 days following the Commencement Date, without prior written consent of the Dealer Manager, offer, sell or contract to sell, or otherwise dispose (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate or the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the New Notes).

(k) None of the Company, its Affiliates or any person acting on its or their behalf will take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the New Notes or the tender of Trust Notes in the Exchange Offer.

(l) The Company agrees to pay the costs and expenses relating to the transactions contemplated hereunder, including without limitation the following: (i) the preparation of this Agreement, the Registration Rights Agreement and the Indenture, the issuance of the New Notes and the fees of the Participation Trustee and the Note Trustee and any information agent or exchange agent; (ii) the preparation, printing or reproduction of the Letter of Inquiry and the Offering Documents and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Letter of Inquiry and the Offering Documents (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the Exchange Offer; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the New Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the New Notes; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed

(or reproduced) and delivered in connection with the Exchange Offer; (vi) any registration or qualification of the New Notes for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction (including filing fees and the reasonable fees and expenses of counsel for the Dealer Manager relating to such registration and qualification); (vii) transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective participants in the Exchange Offer; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) fees and expenses incurred in connection with designation of the New Notes as eligible for trading on PORTAL; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder and in connection with the Exchange Offer.

(m) The Company will, for a period of twelve months following the Commencement Date, furnish to the Dealer Manager, upon request, all reports or other communications (financial or other) generally made available to stockholders, and deliver to the Dealer Manager (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company as the Dealer Manager may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to stockholders).

6. Conditions to the Obligations of the Dealer Manager. The obligations of the Dealer Manager under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Commencement Date and the Exchange Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) (i) At the Commencement Date and the Exchange Date, the Company shall have furnished to the Dealer Manager, in each case addressed to, and in form and substance satisfactory to the Dealer Manager, the opinion of Osler, Hoskin & Harcourt LLP, Canadian Counsel to the Company, dated the Commencement Date and the Exchange Date, as applicable, addressing the matters set forth in Exhibit C-1 hereto.

(ii) At the Commencement Date and the Exchange Date, the Company shall have furnished to the Dealer Manager, in each case addressed to, and in form and substance satisfactory to the Dealer Manager, the opinion of Cleary, Gottlieb, Steen & Hamilton, special U.S. Counsel to the Company, dated the Commencement Date and the Exchange Date, as applicable, addressing the matters set forth in Exhibit C-2 hereto.

(iii) At the Commencement Date and the Exchange Date, the Company shall have furnished to the Dealer Manager, in each case addressed to, and in form and substance satisfactory to the Dealer Manager, the opinion of The Bayard Firm, special Delaware Counsel to the Company, dated the Commencement Date and the Exchange Date, as applicable, addressing the matters set forth in Exhibit C-3 hereto.

(iv) At the Exchange Date, the Company shall have furnished to the Dealer Manager, in each case addressed to, and in form and substance satisfactory to the Dealer Manager, opinions of local counsel, dated the Exchange Date.

(v) In rendering such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and public officials. References to the Offering Memorandum in Section 6(b) below include any amendment or supplement thereto at the Withdrawal Rights Termination Date.

(b) At the Exchange Date, the Company shall have furnished to the Dealer Manager a certificate of the Company, signed by an executive officer of the Company, dated as of the Exchange Date, to the effect that the signer of such certificate has carefully examined the Offering Documents, any amendment or supplement to the Offering Documents and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct at all times during the period from the Withdrawal Rights Termination Date to the Exchange Date with the same effect as if made on the Commencement Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Exchange Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Offering Documents (exclusive of any amendment or supplement thereto), there has been no change that is materially adverse to the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Change”), except as set forth in or contemplated in the Offering Documents (exclusive of any amendment or supplement thereto).

(c) At each of the Commencement Date, the Withdrawal Rights Termination Date and the Exchange Date, Holdco shall have requested and caused the Holdco Auditors to furnish to the Dealer Manager letters, dated respectively as of the Commencement Date, the Withdrawal Rights Termination Date and the Exchange Date, substantially in the form attached hereto as Exhibit D hereto (with respect to the letter dated as of the Commencement Date) and in the form and substance satisfactory to the Dealer Manager (with respect to letters dated as of the Withdrawal Rights Termination Date and the Exchange Date).

(d) Subsequent to the Commencement Date or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, not contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto), that is, in the opinion of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to market or deliver the New Notes or solicit tenders of Trust Notes as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

(e) The New Notes shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD and the New Notes shall be eligible for clearance and settlement through The Depository Trust Company.

(f) Subsequent to the execution and delivery of this Agreement and on or prior to the Exchange Date, there shall not have been any decrease in the rating of any of the Holdco’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(g) Prior to the Exchange Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filing with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the making and consummation of the Exchange Offer and the execution, delivery and performance of this Agreement.

(h) At the Exchange Date, Holdco shall have delivered to the Dealer Manager and its counsel any consent of the lenders under the Credit Agreement required in connection with the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement, the New Notes, the Guarantees, the supplement to the Trust Agreement, the Consent or the Offering Documents, or in connection with the conduct and consummation of the Exchange Offer or the solicitation of Consents in the Consent Solicitation.

(i) Prior to the Exchange Date, the Company shall have delivered to the Dealer Manager and its counsel such further information, certificates and documents as they may reasonably request.

If (i) any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be cancelled at, or at any time prior to, the Exchange Date by the Dealer Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person who controls the Dealer Manager within the meaning of either the Securities Act or the

Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) relate to, arise out of, or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) the failure by the Company or any of its Affiliates to make or consummate the Exchange Offer or the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or any other failure on the part of the Company or any of its Affiliates to comply with the terms and conditions contained in the Offering Documents, (3) any action or failure to act by the Company or any of its Affiliates, or their respective directors, officers, agents or employees or by any indemnified party at the request or with the consent of the Company or any of its Affiliates, or (4) any other action or failure to act by the Company or any of its Affiliates, or their respective directors, officers, agents or employees or by any indemnified party, except that this clause (4) shall not apply with respect to any losses that are finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of such indemnified party. The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(c) In the event that the indemnity provided in paragraph (a) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Dealer Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, the “Losses”) to which the Company and the Dealer Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Dealer Manager on the one hand and the Company on the other from the Exchange Offer; provided, however, that in no case shall the Dealer Manager be responsible for any amount in excess of the Fee due (or anticipated to be due) to the Dealer Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Dealer Manager shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Dealer Manager on the other in connection with the statements, omissions, actions or failure to act that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received (or anticipated to be received) by the Company shall be deemed to be equal to the principal amount of the securities in respect of which: (a) if the Exchange Offer is consummated, valid tenders of Trust Notes are received or (b) if the Exchange Offer is not consummated, valid tenders are or were sought pursuant to the Exchange Offer, and benefits received (or anticipated to be received) by the Dealer Manager shall be deemed to be equal to the Fee paid by the Company to the Dealer Manager hereunder (exclusive of amounts paid for reimbursement of expenses or paid under this Agreement). Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or any other alleged conduct relates to information provided by the Company or other conduct by the Company on the one hand or the Dealer Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Dealer Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (c), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Dealer Manager within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Dealer Manager shall have the same rights to contribution as such Dealer Manager, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (c).

8. Non-Disclosure. The Company shall not disclose the provisions of this Agreement to any other person without the prior written consent of the Dealer Manager, unless the Company reasonably determines that the failure to make such disclosure would violate applicable law.

9. Representation and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Dealer Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Manager or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the New Notes. The provisions of the last sentence of Section 2 and the provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the General Counsel (fax no. (204) 947-9841 and confirmed to it at CanWest Global Communications at 31st Floor, CanWest Global Place, 201 Portage Avenue, Winnipeg, MB R3B 3L7 Canada, attention of the Legal Department.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and, except as expressly set forth in Section 5(g) hereof, no other person will have any right or obligation hereunder.

12. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by the Dealer Manager, their respective directors, officers, employees and agents, or by any person who controls the Dealer Manager, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in the City of New York and the County of New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CanWest International Corp., a Delaware corporation (and any successor entity) as its authorized agent (the “Authorized Agent”) upon whom process may be served in any manner permitted by applicable law and in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in the City of New York and County of New York, by the Dealer Manager, the respective directors, officers, employees and agents of the Dealer Manager, or by any person who controls the Dealer Manager, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by the Dealer Manager, the respective directors, officers, employees and agents of the Dealer Manager, or by any person who controls the Dealer Manager, in any court of competent jurisdiction in the Province of Manitoba.

13. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

14. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the day, other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York, immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

15. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with the Dealer Manager’s understanding of our agreement, the Dealer Manager shall sign and return to the Company the enclosed duplicate hereof, whereupon this Agreement and the Dealer Manager’s acceptance shall represent a binding agreement between the Company and the Dealer Manager.

Very truly yours,

3815668 CANADA INC.

By
Name:
Title:

CANWEST (U.S.) INC.

By
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	Citigroup Global Markets Inc. as Dealer Manager

By
Name:
Title:

Exhibit A

Dealer Manager Fee

The Fee paid to Citigroup Global Markets Inc. shall be equal to 1.5% of the aggregate principal amount of New Notes for which Trust Notes are exchanged in the Exchange Offer, payable on the Exchange Date.

All payments due under this letter are to be made in U.S. Dollars, free and clear of, and without deduction for, any set-off, claim or applicable taxes (with appropriate gross-up for any taxes deducted or withheld). The Company will pay such additional amount as will result in the Dealer Managers receiving and retaining (after any deduction or withholding) an amount equal to the payment that would have been due if no such deduction or withholding had been required or made. For this purpose, “taxes” means all forms of taxation, duties (including stamp duty), levies, imposts, charges and withholdings (including any related or incidental penalty, fine, interest or surcharge), whenever created or imposed, and whether required by the law or regulations of Canada, the U.S. or elsewhere.

Capitalized terms used, but not defined, herein shall have the meanings ascribed to them by the agreement of which this exhibit is a part.

A-1

Exhibit B

Subsidiaries

Global Television Network Inc./Réseau de Télévision Global Inc.

Global Communications Limited

Clarinet Music Inc.

Global Television Centre Ltd.

CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.

CanWest Finance Inc./Financiere CanWest Inc.

CanWest Media Sales Limited

2846551 Canada Inc.

Global Centre Inc.

Multisound Publishers Ltd.

CanWest International Communications Inc.

CanWest Irish Holdings (Barbados) Inc.

CanWest Ireland Nominee Limited

CanWest MediaWorks Ireland Holdings

Western Communications Inc.

Mobile Video Productions Inc.

ONtv Holdings Inc.

BCTV Holdings Inc.

CHEK Holdings Inc.

CHBC Holdings Inc.

Studio Post & Transfer Sub Inc.

Apple Box Productions Sub Inc.

WIC Television Production Sub Inc.

CanWest International Management Inc.

CGS Debenture Holding (Netherlands) B.V.

CGS International Holdings (Netherlands) B.V.

CGS Shareholding (Netherlands) B.V.

CGS NZ Radio Shareholding (Netherlands) B.V.

CGS NZ TV Shareholding (Netherlands) B.V.

Montreal Gazette Group Inc./Groupe Montréal Gazette Inc.

Ottawa Citizen Group Inc.

Windsor Star Group Inc.

Regina Leader Post Group Inc.

Saskatoon StarPhoenix Group Inc.

Edmonton Journal Group Inc.

Pacific Newspaper Group Inc.

Calgary Herald Group Inc.

Port Alberni Times Group Inc.

Nanaimo Daily News Group Inc.

Victoria Times Colonist Group Inc.

Lower Mainland Publishing Group Inc.

Southam Digital Inc./Southam Numerique Inc.

Vancouver Island Newspaper Group Inc.

B-1

CanWest Publications Inc./Publications CanWest Inc.

CanWest Interactive Inc.

CanWest-Montreal R. P. Holdings Inc./Société de Portefeuille CanWest-Montréal R.P. Inc.

CanWest-Windsor R. P. Holdings Inc.

3919056 Canada Ltd.

ReachCanada Contact Centre Limited

Fox Sports World Canada Holdco Inc.

Lonestar Holdco Inc.

RetroVista Holdco Inc.

Xtreme Sports Holdco Inc.

Global Television Specialty Networks Inc.

Cool Records Inc.

MBS Productions Inc.

Global Television Network Quebec Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite

CanWest International Distribution Limited

DejaView Partnership

Fox Sports World Canada Partnership

Lonestar Partnership

National Post Company, The/La Publication National Post

Xtreme Sports Partnership

Yellow Card Productions Inc.

CanWest International Holdings (Luxembourg) S.a.r.l.

CanWest International Investments (Luxembourg) S.a.r.l.

CGS International Holdings (Luxembourg) S.a.r.l.

CGS International Investments (Luxembourg) S.a.r.l.

2922045 Canada Inc.

3683303 Canada Inc.

CanWest Granada Media Holdings Limited

CanWest International Corp.

CanWest Ireland Sales Limited

CanWest MediaWorks (NZ) Limited

CanWest Pacific Communications Pty Limited

CanWest RadioWorks Limited

CanWest TVWorks Limited

CTEQ Television Inc.

Prime Television Holdco Inc.

Prime TV

Ten Group Pty Limited, The

TV3 Ireland Productions Limited

TV3 Television Network Limited

All Sport Ventures Inc.

WIC Amalco Inc.

WIC Television Sales Ltd.

WIC TV Amalco Inc.

3740421 Canada Inc.

3919048 Canada Ltd.

Abbotsford Times Publishers Ltd.

Alberni Valley Times Publishers Ltd.

Canadian Classified Publishers Ltd.

Chilliwack Times Publishers Ltd.

College Publishers Ltd.

Delta Optimist Publishers Ltd.

Langley Advance Publishers Ltd.

Lower Mainland Digest Publishers Ltd.

Lower Mainland Homefinder Publishers Ltd.

North Shore Publishers Ltd.

NOW Publishers Ltd.

Richmond Publishers Ltd.

South Fraser Publishers Ltd.

Vancouver Courier Publishers Ltd.

Vannet Publishers Ltd.

Exhibit C-1

[Attached hereto.]

C-1-1

Exhibit C-2

[Attached hereto.]

C-2-1

Exhibit C-3

[Attached hereto.]

C-3-1

Exhibit D

Letters of PricewaterhouseCoopers LLP, dated respectively as of the Commencement Date, the Withdrawal Rights Termination Date and the Exchange Date, in form and substance satisfactory to the Dealer Manager, confirming that they are independent accountants within the meaning of the Exchange Act and the applicable rules and regulations thereunder and stating in effect that:

(A) in their opinion the audited financial statements and financial statement schedules included in the Offering Memorandum and reported on by them comply as to form with the applicable accounting requirements of Regulation S-X; and

(B) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with the standards established under Statement on Auditing Standards No. 100 of the unaudited interim financial information for the three-month period ended May 31, 2004; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, stockholders and audit and risk management committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to May 31, 2004, nothing came to their attention which caused them to believe that:

1) any unaudited financial statements included in the Offering Memorandum do not comply as to form with applicable accounting requirements of Regulation S-X and with the published rules and regulations of the Commission with respect to financial statements included in annual reports on Form 20-F or quarterly reports on Form 6-K under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum; or

2) with respect to the period subsequent to May 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company as compared with the amounts shown on the May 31, 2004 consolidated balance sheet included in the Offering Memorandum, or for the period from June 1, 2004 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net revenues or income before income taxes or in total or per share

D-1

amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Dealer Manager; or

(3) the information included under the heading “Selected Historical Financial Data” is not in conformity with the disclosure requirements of Regulation S-K; and

(C) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Memorandum, including the information set forth under the caption “Selected Historical Financial Data in the Offering Memorandum, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

All references in the Offering Memorandum include any amendment or supplement thereto at the date of the applicable letter.

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